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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934



      Date of Report (date of earliest event reported): NOVEMBER 19, 2001



                              DYNEGY HOLDINGS INC.
            (Exact name of registrant as specified in its charter)



           DELAWARE                    0-29311                   94-3248415
(State or other jurisdiction   (Commission File Number)       (I.R.S. Employer
      of incorporation)                                      Identification No.)



      1000 LOUISIANA, SUITE 5800
            HOUSTON, TEXAS                                           77002
(Address of principal executive offices)                          (Zip Code)



      Registrant's telephone number, including area code:  (713) 507-6400

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ITEM 5.  OTHER EVENTS.

         On November 9, 2001, in connection with the Merger Agreement among Dynegy Inc., an Illinois corporation ("Dynegy"), Enron Corp., an Oregon corporation ("Enron"), and the other parties thereto, Dynegy entered into a Subscription Agreement (the "Subscription Agreement") with Enron and Northern Natural Gas Company, a Delaware corporation and indirect subsidiary of Enron ("Northern Natural"), pursuant to which Dynegy purchased 1,000 shares of Northern Natural's Series A Preferred Stock, par value $.01 per share, for $1.5 billion. In connection with the Subscription Agreement, Dynegy and Dynegy Holdings Inc., a Delaware corporation and a wholly owned subsidiary of Dynegy ("Dynegy Holdings"), entered into certain other agreements which have each been amended in connection with the Credit Agreement dated as of November 19, 2001 among Northern Natural, the banks named therein, Citicorp North America, Inc. as Paying Agent, JPMorgan Chase Bank as Collateral Trustee and Issuing Bank, and Citicorp North America, Inc. and JPMorgan Chase Bank as Co-Administrative Agents (the "Credit Agreement") and to clarify certain provisions of those agreements.

         AGREEMENT AND CONSENT. Dynegy Holdings entered into an Agreement and Consent (the "Agreement and Consent") dated as of November 19, 2001 with Dynegy, Enron, CGNN Holding Company, Inc., a Delaware corporation and indirect subsidiary of Enron ("CGNN"), MCTJ Holding Co. LLC, a Delaware limited liability company and a wholly owned subsidiary of CGNN ("MCTJ"), NNGC Holding Company, Inc., a Delaware corporation and wholly owned subsidiary of MCTJ, Northern Natural, Citicorp USA, Inc. and JPMorgan Chase Bank, as Co-Administrative Agents, and the lenders party to the Credit Agreement (as defined in such Credit Agreement, the "Banks"). Pursuant to the Agreement and Consent, the Banks agreed that for 30 days following an Event of Default under the Credit Agreement (the "Standstill Period"), they will refrain from taking any remedial action, such as foreclosure on the assets or the common stock of Northern Natural securing their loan, except upon the bankruptcy of Northern Natural. During the Standstill Period, Dynegy will have the option of (i) purchasing the bank debt from the Banks at par, plus accrued and unpaid interest and accrued fees and costs, (ii) guaranteeing the bank debt (provided Dynegy is rated investment grade ("Investment Grade") by at least two of Standard & Poor's Rating Group, Moody's Investor Services, Inc., Fitch IBCA or Duff & Phelps) or (iii) having an entity that is rated Investment Grade and owns greater than 20% of Dynegy's common stock guarantee the bank debt (collectively, the "Standstill Rights").

         AMENDMENT TO OPTION AGREEMENT. Dynegy Holdings entered into an Amendment to Option Agreement (the "Amendment to Option Agreement") dated as of November 19, 2001 with CGNN, MCTJ, Enron and Dynegy. The Option Agreement granted Dynegy Holdings an option to purchase all of the membership interests of MCTJ in certain circumstances. Pursuant to the Amendment to Option Agreement, Dynegy Holdings was granted the additional right to exercise its option to purchase all the membership interests of MCTJ under the Option Agreement at any time after the earlier to occur of (the "New Purchase Option Event")

            - the moment in time immediately prior to the expiration of the Standstill Period; or

            - the moment in time immediately prior to the exercise by Dynegy of any of its Standstill Rights.

         AMENDMENT TO PURCHASE OPTION AGREEMENT. Dynegy Holdings entered into an Amendment to Purchase Option Agreement (the "Amendment to Purchase Option Agreement")

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dated as of November 19, 2001 with CGNN, MCTJ, Northern Natural, Enron and
Dynegy. Pursuant to the Amendment to Purchase Option Agreement, if Dynegy Holdings has purchased all of the membership interests of MCTJ pursuant to the Option Agreement after a New Purchase Option Event, CGNN will have the option for 90 days after such to exercise its purchase rights under the Purchase Option Agreement.

The Amendment to Option Agreement, the Agreement and Consent and the Amendment to Purchase Option Agreement are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated in this Item 5 by reference. The foregoing description of the Amendment to Option Agreement, the Agreement and Consent and the Amendment to Purchase Option Agreement, and the transactions contemplated in such documents, is qualified in its entirety by reference to such documents.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (c)  EXHIBITS.

    10.1 -- Amendment to Option Agreement among CGNN Holding Company, Inc., MCTJ Holding Co. LLC, Enron Corp., Dynegy Holdings Inc. and Dynegy Inc. dated as of November 19, 2001.

    10.2 -- Agreement and Consent among Dynegy Inc., Dynegy Holdings Inc., Enron Corp., CGNN Holding Company, Inc., MCTJ Holding Co. LLC, NNGC Holding Company, Inc., Northern Natural Gas Company, Citicorp USA, Inc. and JPMorgan Chase Bank dated as of November 19, 2001.

    10.3 -- Amendment to Purchase Option Agreement among CGNN Holding Company, Inc., MCTJ Holding Co. LLC, Northern Natural Gas Company, Enron Corp., Dynegy Holdings Inc. and Dynegy Inc. dated as of November 19, 2001.

    10.4 -- Amendment to Exchange Agreement among Enron Corp. and Dynegy Inc. dated as of November 19, 2001.

    99.1 -- Certificate of Amendment to the Certificate of Incorporation of Northern Natural Gas Company dated as of November 21, 2001.


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                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DYNEGY HOLDINGS INC.


                                       By: /s/ Keith R. Fullenweider
                                          -------------------------------------
                                           Keith R. Fullenweider, Senior Vice
                                           President and Deputy General Counsel

Date: November 29, 2001


















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                                 EXHIBIT INDEX


10.1 -- Amendment to Option Agreement among CGNN Holding Company, Inc., MCTJ Holding Co. LLC, Enron Corp., Dynegy Holdings Inc. and Dynegy Inc. dated as of November 19, 2001.

10.2 -- Agreement and Consent among Dynegy Inc., Dynegy Holdings Inc., Enron Corp., CGNN Holding Company, Inc., MCTJ Holding Co. LLC, NNGC Holding Company, Inc., Northern Natural Gas Company, Citicorp USA, Inc. and JPMorgan Chase Bank dated as of November 19, 2001.

10.3 -- Amendment to Purchase Option Agreement among CGNN Holding Company, Inc., MCTJ Holding Co. LLC, Northern Natural Gas Company, Enron Corp., Dynegy Holdings Inc. and Dynegy Inc. dated as of November 19, 2001.

10.4 -- Amendment to Exchange Agreement among Enron Corp. and Dynegy Inc. dated as of November 19, 2001.

99.1 -- Certificate of Amendment to the Certificate of Incorporation of Northern Natural Gas Company dated as of November 21, 2001.














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